UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2011

TREMONT FAIR, INC.
(Exact  Name of Registrant as Specified in Charter)
Nevada	333-107179 & 000-51210	980380519
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

10497 Town & Country Way, Suite 214
Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 785-4411

______________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01     Entry into a Material Definitive Agreement

On April 15, 2011, a majority of disinterested members of the board of directors (the “Board”) of Tremont Fair, Inc. (the “Company”) approved the redemption of 70,798,500 shares of common stock (the “Redeemed Shares”) held by Cumbria Capital, L.P. (“Cumbria”), a Texas limited partnership owned and controlled by Cyrus Boga, the Company’s Chief Executive Officer, in exchange for a convertible promissory note in the original principal amount of $700,000 (“Note”) and 100,000 shares of Class “A” shares of Preferred Stock (“Preferred Stock”) the agreement between Cumbria and the Company setting forth the redemption of the Redeemed Shares, the issuance of the Note, and the issuance of the Preferred Stock (the “Redemption Agreement”) is attached as an exhibit to this Current Report.

Item 3.02     Unregistered Sale of Equity Securities

On April 15, 2011, the Board approved the issuance of the convertible Note and the Preferred Stock to Cumbria as described in Item 1.01 above.  Cumbria is an “accredited investor” as such term is defined by rules promulgated by the Securities and Exchange Commission (“SEC”).  No solicitation was made and no underwriting discounts were given or paid in connection with this transaction.  The Company believes that the issuance of the Preferred Stock was exempt from registration with the SEC pursuant to Section 4(2) of the Securities Act of 1933.

Item 3.03     Material Modification to Rights of Security Holders

On April 15, 2011, the Board approved the issuance of the Preferred Stock to Cumbria as described in Item 1.01 above.  The Preferred Stock contains certain rights, preferences, privileges, restrictions and other characteristics as further detailed in the Certificate of Designation to the Company’s Articles of Incorporation attached as an exhibit to this Current Report.  Significantly, although the Preferred Stock carries no dividend, distribution, liquidation, or rights of conversion into common stock, each share of Preferred Stock holds 10,000 votes per share, giving Cumbria an aggregate of 1,000,000,000 voting rights, continuing Cumbria’s voting control over the election of the Board and other substantive matters requiring consent of holders of a majority of the voting shares of the Company.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 15, 2011, the Company filed a Certificate of Designation to its Articles of Incorporation specifying the rights, preferences, privileges, and restrictions of the Preferred Stock issued to Cumbria as described in Item 1.01 above.  The Certificate of Designation is attached as an exhibit to this Current Report.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

3(i)           Certificate of Designation to the Articles of Incorporation of Tremont Fair, Inc.

10.1           Redemption Agreement between Tremont Fair, Inc. and Cumbria Capital, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tremont Fair, Inc.

By:  /s/ Cyrus Boga
Date:  April 18, 2011                                                                           _____________________________________________
Cyrus Boga
Chief Executive Officer